As filed with the Securities and Exchange Commission on
April 9, 1999
_________________________________________________________________
                                  Registration No. 333-41497

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                     _______________________

           POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     _______________________

                  MERCER INSURANCE GROUP, INC.
     (Exact name of registrant as specified in its charter)

   Pennsylvania             6331                  23-2934601
 (State or other      (Primary Standard        (I.R.S. Employer
  jurisdiction            Industrial            Identification
of incorporation        Classification              Number)
or organization)         Code Number)

                       10 North Highway 31
                  Pennington, New Jersey 08534
                         (609) 737-0426
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         William C. Hart
              President and Chief Executive Officer
                  Mercer Insurance Group, Inc.
                       10 North Highway 31
                          P.O. Box 278
                  Pennington, New Jersey 08534

                         (609) 737-0426
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:

Jeffrey P. Waldron, Esquire          John S. Chapman, Esquire
Edward C. Hogan, Esquire             Richard A. Hemmings, Esquire
Stevens & Lee                        Lord, Bissell & Brook
One Glenhardie Corporate Center      115 South LaSalle Street
1275 Drummers Lane                   Chicago, Illinois 60603
P.O. Box 236                         (312) 443-0700
Wayne, Pennsylvania  19087
(610) 478-2000

        Approximate date of commencement of proposed sale to the public: None.

        If any of the securities being registered on this form
are to be offered on a delayed or continuous basis pursuant to
<PAGE 1> Rule 415 of the Securities Act of 1933, check the
following box: [   ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    ________________________

                    DEREGISTRATION OF SECURITIES

     The Registrant hereby deregisters all of the shares of its common stock, no par value, registered pursuant to Registration
Statement No. 333-41497 (effective January 26, 1999) as follows:

                                                           Number of
                                                        Shares Remaining
                                                       Unsold at Close of
   Title of Each Class             Number of          Business on 4/7/99
of Securities Registered       Shares Registered     and Hereby Deregistered
Common Stock, no par               3,769,444                 3,769,444
value

                           SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective
Amendment No. 1 to Registration Statement No. 333-41497 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Pennington, State of New Jersey, on April 8, 1999.


                                   MERCER INSURANCE GROUP, INC.

                                   By:/s/ Andrew R. Speaker
                                        Andrew R. Speaker,
                                        Executive Vice President
                                        and Chief Operating
                                        Officer

             Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration
Statement No. 333-41497 has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                 Capacity                 Date

/s/ William C. Hart*         President, Chief      April 8, 1999
William C. Hart              Executive Officer,
                             and Director
                             (Principal
                             Executive Officer)

/s/ Roland D. Boehm*         Vice Chairman of      April 8, 1999
Roland D.Boehm               the Board of
                             Directors

                             Director
William Fogler

/s/ George T. Hornyak, Jr.*  Director              April 8, 1999
George T. Hornyak, Jr.

/s/ Richard U. Niedt*        Director              April 8, 1999
Richard U. Niedt

/s/ Richard G. Van Noy*      Chairman of the       April 8, 1999
Richard G. Van Noy           Board of Directors
  <PAGE II-12>

/s/ Andrew R. Speaker        Executive Vice        April 8, 1999
Andrew R. Speaker            President, Chief
                             Operating Officer,
                             Chief Financial
                             Officer, Treasurer
                             and Director
                             (Principal Financial
                             and Accounting Officer)

*By /s/ Andrew R. Speaker
    Andrew R. Speaker
    Attorney-in-Fact      <PAGE II-13>